Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 1998 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-02493, -07263, -34907, -59241, -60503 and 33-59379) and on Form S-8 (File
Nos. 333-66171 and 33-39155).

San Francisco, California                             ARTHUR ANDERSEN LLP
March 8, 1999